                                                                   Exhibit 10.34

                                 SUNSET NORTH
                             BELLEVUE, WASHINGTON


                            OFFICE LEASE AGREEMENT


                                    BETWEEN


                             WRC SUNSET NORTH LLC
                                 ("LANDLORD")


                                      AND


                  DRUGSTORE.COM, INC., a Delaware corporation
                                  ("TENANT")

                               TABLE OF CONTENTS

I.      Basic Lease Information..........................    1
II.     Lease Grant......................................    4
III.    Adjustment of Commencement Date; Possession......    4
IV.     Rent.............................................    5
V.      Compliance with Laws; Use........................   10
VI.     Security Deposit.................................   10
VII.    Services to be Furnished by Landlord.............   12
VIII.   Leasehold Improvements...........................   13
IX.     Repairs and Alterations..........................   14
X.      Use of Electrical Services by Tenant.............   15
XI.     Entry by Landlord................................   16
XII.    Assignment and Subletting........................   16
XIII.   Liens............................................   18
XIV.    Indemnity and Waiver of Claims...................   18
XV.     Insurance........................................   19
XVI.    Subrogation......................................   20
XVII.   Casualty Damage..................................   20
XVIII.  Condemnation.....................................   21
XIX.    Events of Default................................   21
XX.     Remedies.........................................   22
XXI.    Limitation of Liability..........................   23
XXII.   No Waiver........................................   23
XXIII.  Quiet Enjoyment..................................   24
XXIV.   Relocation.......................................   24
XXV.    Holding Over.....................................   24
XXVI.   Subordination to Mortgages; Estoppel Certificate.   24
XXVII.  Attorneys' Fees..................................   25
XXVIII. Notice...........................................   25
XXIX.   Excepted Rights..................................   25
XXX.    Surrender of Premises............................   26
XXXI.   Miscellaneous....................................   26
XXXII.  Entire Agreement.................................   28

                            OFFICE LEASE AGREEMENT


          This Office Lease Agreement (the "Lease") is made and entered into as of the 22/nd/ day of November, 1999, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord") and DRUGSTORE.COM, INC., a Delaware corporation ("Tenant").

     I.   Basic Lease Information.

          A. "Buildings" shall mean the office buildings commonly known as Building 3, Building 4 and Building 5 of Sunset North Corporate Campus, located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington. "Building" means any one of the Buildings, individually.

          B. "Property" shall mean the Buildings and the parcel(s) of land on which they are located, all other property in the Sunset North Corporate Campus, the garages serving the Buildings, and all other improvements owned by Landlord and serving the Buildings and the tenants thereof and the parcel(s) of land on which they are located. The legal description of the Property is set forth on Exhibit A-2, attached hereto and incorporated herein by this reference.

          C. "Rentable Square Footage of the Property" is deemed to be 460,629 square feet.

          D.   "Premises" shall mean the areas shown on Exhibit A to this Lease.
                                                        ---------
The Premises are located on the floors of the Buildings set forth below, and the "Rentable Square Footage of the Premises" is approximately 57,436 square feet, consisting of the areas set forth below.

      Building               Location               Rentable Area            Usable Area
         3                   2nd Floor                 10,000                   8,649
         4                   1st Floor                 26,663                  24,341
         5                   1st Floor                 20,773                  17,967

       Total                                           57,436                  50,957

The precise square footage of the Premises shall be determined by Landlord and Tenant based upon Tenant's Final Plans, and once so determined shall not be further adjusted except to reflect additions to or other modifications of the Premises. Once the area of the Premises is so determined, the area of the Premises, Base Rent, Tenant's Pro Rata Share and the Allowance shall be appropriately adjusted and confirmed in writing by Landlord and Tenant. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. "Rentable Area," "rentable square feet" and similar terms shall mean Rentable Area as determined in accordance with the American National Standard Method of measuring floor space in office buildings as published by the

Building Owners and Managers Association International dated June 7, 1996 ("BOMA"). "Usable Area "and "usable square feet" shall mean Usable Area as determined in accordance with BOMA.

     E.        "Base Rent":


       Period             Annual Rate Per        Annual Base Rent        Monthly Base Rent
                            Square Foot
Years 1 through 3              $22.50             $1,292,310.00             $107,692.50

     F.        "Tenant's Pro Rata Share":  12.4690%.

     G. "Term": A period of approximately thirty six (36) months, commencing on the later to occur of (i) March 1, 2000 (the "Target Commencement Date") and (ii) the date on which the Landlord Work is Substantially Complete, as determined by Section III.A. The Termination Date shall be the last day of the calendar month in which the third anniversary of the Commencement Date occurs. If Landlord fails to Substantially Complete the Landlord Work by the Target Commencement Date, it shall not be a default by Landlord or otherwise render Landlord liable for damages. Notwithstanding the foregoing, if there have been no Tenant Delays and the Commencement Date does not occur by June 1, 2000 (the "Outside Completion Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) five (5) Business Days after the Outside Completion Date; and (ii) the Commencement Date. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid Rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays by Tenant; and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure. Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to cause the Commencement Date to occur by the Outside Completion Date, Landlord shall have the right to immediately cease its performance of the Landlord Work and provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that the Commencement Date will occur. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) Business Days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease within such five
(5) Business Day period, the Outside Completion Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit
                                                                         -------
C.
-

     H. Tenant allowance(s): $27.50 per square foot of usable area in the Premises. See Exhibit D.
                   ---------

     I.        "Security Deposit":  $200,000

     J.        "Guarantor(s)":  None.

     K. "Broker(s)": Geoff Boguch of Colliers International representing Tenant, and John Black of Broderick Group, Inc. representing Landlord.

     L. "Permitted Use": General office uses, and any other legally permitted use suitable for the Building, considering the business of the other tenants in the Building and the Building's prestige.

     M.        "Notice Addresses":

               Tenant: notices shall be sent to Tenant at the following address:

               drugstore.com, inc.
               Attention:  Office Manager
               13920 SE Eastgate Way, Suite 300
               Bellevue, WA  98005
               Fax:  (425) 372-3800

               And to:

               drugstore.com, inc.
               Attention:  Director of Finance
               13920 SE Eastgate Way, Suite 300
               Bellevue, WA  98005
               Fax:  (425) 372-3800

               Landlord:

               WRC Sunset North LLC
               1191 Second Avenue, Suite 2000
               Seattle, WA  98101
               Attention:  Building Manager

               With a copy to:

               Equity Office Properties Trust
               Two North Riverside Plaza, Suite 2200
               Chicago, IL  60606
               Attention:  Regional Counsel -- West Region

          Payments of Rent shall be made payable to the order of: WRC Sunset North LLC at the address of the Landlord set forth above, or such other address as may be specified in the Commencement Letter delivered to Tenant pursuant to
Section I.G.

          N. "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays, provided that the additional Holidays are commonly recognized by other office buildings in the area where the Buildings are located.

          O. "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the "Work Letter"), if any, attached as Exhibit D.
                                                   ---------

          P. "Law(s)" means all applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity.

          Q. "Normal Business Hours" for the Buildings are 7:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays.

     II.  Lease Grant.

          Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, driveways, parking structures, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas (the "Common Areas").

    III.  Adjustment of Commencement Date; Possession.

          A. The Landlord Work shall be deemed to be "Substantially Complete" on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. However, if Landlord is delayed in the performance of the Landlord Work as a result of any Tenant Delay(s) (defined below), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. "Tenant Delay" means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including, without limitation: (1) Tenant's failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; (4) performance of work in the Premises by Tenant or Tenant's contractor(s) during the performance of the Landlord Work; or (5) if the performance of any portion of the Landlord

Work depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant's contractor(s) in the completion of such work.

          B. Subject to (i) Landlord's obligation to perform Landlord Work (including punchlist items) and Landlord's obligations under Section IX.B., and
(ii) latent structural or systemic defects in the Buildings, the Premises are accepted by Tenant in "as is" condition and configuration. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition, except as may otherwise be noted by Tenant to Landlord in writing within thirty (30) days after the Commencement Date, and that there are no representations or warranties by Landlord regarding the condition of the Premises or the Buildings. If Landlord is delayed delivering possession of the Premises or any other space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space. Any claim by Tenant with respect to Landlord Work or a latent or structural defect must be made in writing and delivered to Landlord within one
(1) year after the Commencement Date; thereafter Tenant shall have no right to make any such claim.

          C. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section IV.A.) to Landlord for each day of possession before the Commencement Date. Notwithstanding the foregoing, Tenant shall have the right to enter the Premises at no cost for up to fifteen (15) days prior to the Commencement Date for purposes of installing furniture, fixtures, cabling, wiring and equipment (the "Installation Period"), provided that the Installation Period shall not delay the Commencement Date. Tenant shall coordinate its work with the Shell and Core Contractor and the Tenant Improvements Contractor and shall not interfere with any such contractors or their subcontractors. Tenant shall not be charged Rent during the Installation Period unless Tenant has occupied the Premises during such period for normal business operations.

     IV.  Rent.

          A.  Payments.  As consideration for this Lease, Tenant shall pay
              --------
Landlord, without any setoff or deduction, except as expressly permitted hereunder, the total amount of Base Rent and Additional Rent due for the Term. "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord. Additional Rent and Base Rent are sometimes collectively referred to as "Rent". Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due, Tenant shall pay Landlord an administration fee equal to 5% of the past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a given calendar year. If the Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Base Rent and Tenant's Pro Rata Share of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for the month shall be prorated based on the number of days in such calendar month. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept the check or payment without prejudice to that party's right to recover the balance or pursue other available remedies. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

          B.  Payment of Tenant's Pro Rata Share of Expenses and Taxes.  Tenant
              --------------------------------------------------------
shall pay Tenant's Pro Rata Share of the total amount of Expenses (defined in Section IV.C.) and Taxes (defined in Section IV.D.) for each calendar year during the Term. Landlord shall endeavor to provide Tenant with a good faith estimate of the total amount of Expenses and Taxes for each calendar year during the Term no later than March 31 of each year. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the total amount of Expenses and Taxes. If Landlord determines that its good faith estimate was incorrect by over five percent (5%), Landlord shall provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the total amount of Expenses and Taxes by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous year's estimate. Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

          As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual amount of Expenses and Taxes for the prior calendar year and Tenant's Pro Rata Share of the actual amount of Expenses and Taxes for the prior calendar year. If the estimated amount of Expenses and Taxes for the prior calendar year is more than the actual amount of Expenses and Taxes for the prior calendar year, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall promptly refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated amount of Expenses and Taxes for the prior calendar year is less than the actual amount of Expenses and Taxes for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses and Taxes, any underpayment for the prior calendar year.

          C.  Expenses Defined.  "Expenses" means all costs and expenses
              ----------------
incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Property, including, but not limited to:

          1. Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans, but only to the extent the personnel representing such labor costs devote their time to the Buildings and the Property.

          2. Management fees (not to exceed market rates), the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to financing, sale, leasing or collection activity or defense of Landlord's title, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

          3. The cost of services, including amounts paid to service providers and the rental and purchase cost of parts, supplies, tools and equipment, but only to the extent that such services, parts, supplies, tools and equipment were used in connection with the Property.

          4. Premiums and deductibles paid by Landlord for insurance, including workers' compensation, fire and extended coverage, earthquake, general liability, rental loss, elevator, boiler and other insurance customarily carried from time to time by owners of comparable office buildings.

          5. Electrical Costs (defined below) and charges for water, gas, steam and sewer, but excluding those charges for which Landlord is reimbursed by tenants. "Electrical Costs" means: (a) charges paid by Landlord for electricity; and (b) costs incurred in connection with an energy management program for the Property. Electrical Costs shall be adjusted as follows:
     (i) amounts received by Landlord as reimbursement for above standard electrical consumption shall be deducted from Electrical Costs; (ii) the cost of electricity incurred to provide overtime HVAC to specific tenants (as reasonably estimated by Landlord) shall be deducted from Electrical Costs; and (iii) if Tenant is billed directly for the cost of building standard electricity to the Premises as a separate charge in addition to Base Rent, the cost of electricity to individual tenant spaces in the Property shall be deducted from Electrical Costs.

          6. The amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (a) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (b) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or 5 years. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Notwithstanding the foregoing, the portion of the annual amortized costs to be included in Expenses in any calendar year with respect to a capital improvement which is intended to reduce expenses or improve the operating efficiency of the Property or Building shall equal the lesser of: a) such annual amortized costs; and b) the projected annual amortized reduction in expenses for that portion of the amortization period of the capital improvement which falls within the Term (based on the total cost savings for such period, as reasonably estimated by Landlord).

          If Landlord incurs Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Property and the other buildings or properties. Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; interest (except as provided above for the amortization of capital improvements); principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or to the extent made to correct or mitigate any defect in design, materials or workmanship of the Buildings, or the Common Areas, or to the extent necessitated by the negligence or misconduct of Landlord; costs in connection with leasing space in the Property, including brokerage commissions and advertising costs; lease concessions, including rental abatements and construction allowances, granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Property; fines, interest and penalties incurred due to the late payment of Taxes (defined in Section IV.D.) or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Property under their respective leases; Landlord's general overhead expenses not related to the Buildings; costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering
(1) vacant space (excluding common areas) in the Buildings or (2) space for tenants or other occupants in the Buildings; costs incurred due to a violation by Landlord of the terms and conditions of a lease; expenses incurred as a result of allowing any other tenant of a Building or any other person or entity to use the roof of a Building for any purpose; any recalculation of or addition of Expenses actually incurred more than two (2) years prior to the year in which Landlord proposes that such costs be included; rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, if purchased, except equipment not affixed to a Building; costs arising from Landlord's political or charitable contributions; or costs for acquisitions or sculpture, paintings or other objects of art (but the expense of maintaining such items shall be included). Landlord shall not collect in excess of one hundred percent (100%) of Operating Expenses and shall not recover any item of cost more than once. If the Property is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Property at any time during a calendar year, Expenses that vary based on occupancy, such as utilities and janitorial services provided to areas other than Common Areas (and at Landlord's option, Taxes) shall, at Landlord's option, be determined as if the Property had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Property during that calendar year. The extrapolation of Expenses under this Section shall be performed by appropriately adjusting the cost of those components of Expenses that are impacted by changes in the occupancy of the Property.

          D.  Taxes Defined.  "Taxes" shall mean:  (1) all real estate taxes
              -------------
and other assessments on the Property, including, but not limited to, assessments for special improvement districts and building improvement districts, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (2) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (3) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (1) and (2), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, franchise, capital stock, gift, estate or inheritance tax. If an assessment is payable in installments, Taxes for the year shall include the amount of the installment and any interest due and payable during that year. For all other real estate taxes, Taxes for that year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for the year or the amount due and payable for that year, provided that Landlord's election shall be applied consistently throughout the Term. If a change in Taxes is obtained for any year of the Term, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment.

          E.  Audit Rights.  Tenant may, within 120 days after receiving
              ------------
Landlord's statement of Expenses, give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a licensed CPA firm. Landlord agrees that Tenant may retain a third party agent to review Landlord's books and records which third party agent is not a CPA firm, so long as the third party agent retained by Tenant shall have expertise in and familiarity with general industry practice with respect to the operation of and accounting for a first class office building and whose compensation shall in no way be contingent upon or correspond to the financial impact on Tenant resulting from the review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 60 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 60 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. In addition, if Landlord and Tenant determine that Basic Costs for the Building for the year in question were less than stated by more than five percent (5%),

Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for any reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

     V.   Compliance with Laws; Use.

          The Premises shall be used only for the Permitted Use and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, dangerous to persons or property or which, in Landlord's reasonable opinion, unreasonably disturbs any other tenants of the Buildings or interferes with the operation of the Buildings. Tenant shall comply with all Laws, including the Americans with Disabilities Act, regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. Tenant, within 10 days after receipt, shall provide Landlord with copies of any notices it receives regarding a violation or alleged violation of any Laws. Tenant shall comply with the rules and regulations of the Buildings attached as Exhibit B and such other reasonable rules and
                          ---------
regulations adopted by Landlord from time to time after prior written notice to Tenant. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and subtenants to comply with all rules and regulations. Landlord shall not knowingly discriminate against Tenant in Landlord's enforcement of the rules and regulations.

     VI.  Security Deposit.

          The Security Deposit shall be in the form of cash or a letter of credit, as Tenant may elect. If Tenant elects to deposit a letter of credit, the terms of Section VI.B. below shall apply.

          A.  Applicable Terms.  The Security Deposit shall be delivered to
              ----------------
Landlord upon the execution of this Lease by Tenant and shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit may be in the form of a letter of credit, in which case the terms of Section VI.B. below shall apply. The Security Deposit is not an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time following a default and the expiration of any applicable notice and cure period, without prejudice to any other remedy, use all or a portion of the Security Deposit to satisfy past due Rent or to cure any uncured default by Tenant. If Landlord uses the Security Deposit, Tenant shall on demand restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (1) the determination of Tenant's Pro Rata Share of Expenses and Taxes for the final year of the Term; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Notwithstanding anything to the contrary contained in this Article VI, and provided that Tenant has not been in default beyond any applicable cure period under the Lease as of the second (2nd) anniversary of the Commencement Date, Landlord shall return the Security Deposit (whether in the form of cash or letter of credit) to Tenant within five (5) business days following such second (2nd) anniversary of the Commencement Date.

          B.  Letter of Credit.
              ----------------

          1.  Security Amounts.  If Tenant elects to provide a letter of credit
              ----------------
     for the Security Deposit, Tenant shall, concurrently with the execution of this Lease, deposit with Landlord, and shall keep on deposit at all times during the term hereof, as security for the faithful performance of all the terms, conditions and covenants of this Lease, one or more unconditional and irrevocable letters of credit in form satisfactory to Landlord in its sole discretion (each, a "Letter of Credit" and collectively, the "Letters of Credit"), in the principal amount of Two Hundred Thousand Dollars ($200,000).

          2.  Terms of Payment.  The Letters of Credit shall be payable at
              ----------------
     sight, upon draft of Landlord, accompanied by the Letter of Credit and a certificate signed by a duly authorized officer of Landlord that "Tenant has committed an 'event of default' as defined in this Lease, as Tenant, beyond applicable notice and cure periods", and stating the amount then due and owing to Landlord.

          3.  Term of Each Credit Facility.  The first Letter of Credit may be
              ----------------------------
     for a term less than the term of this Lease. The first Letter of Credit shall be deposited with Landlord upon execution of this Lease, and any subsequent Letter of Credit shall be deposited with Landlord no later than forty-five (45) days prior to the expiration of the preceding Letter of Credit.

          4.  Actions Upon Non-Renewal.  Notwithstanding Subsection 3 above,
              ------------------------
     upon Tenant's receipt of any notice from the issuing bank that it will not renew or replace the Letter of Credit in the scheduled amount, as required hereunder, for the succeeding period, Tenant shall promptly notify Landlord of such notice and provide Landlord with a copy thereof. If such Letter of Credit is not, in fact, renewed or replaced with a Letter of Credit from another qualified issuer pursuant hereto, or replaced with a $200,000 cash deposit, not later than thirty (30) days prior to expiration of such Letter of Credit, such event shall also be an event of default hereunder, without the necessity of further written notice or time to cure. If Tenant fails to renew or replace the then existing Letter of Credit prior to such forty-five (45) day period, Landlord may draw upon such existing Letter of Credit and hold such funds as security until a new Letter of Credit in the amount required under the corresponding period as outlined in the schedule set forth in subsection 1 above has been provided to Landlord, at which time Landlord shall return to Tenant without interest the amount previously drawn against the prior Letter of Credit. Any draw upon a Letter of Credit by Landlord pursuant to this Section shall not relieve Tenant from its obligation to provide Landlord with a Letter of Credit in the appropriate amount in future years.

          5.  Issuer.  The Letters of Credit shall be issued by a banking
              ------
     association acceptable to Landlord. The Letters of Credit shall be assignable and transferable by Landlord.

          6.  Purpose of Credit Facility.  Tenant acknowledges that the Letters
              --------------------------
     of Credit are intended to provide Landlord with the same unconditional and unhinderable access to such security as it would have if Tenant were to deliver to Landlord cash funds as a Security Deposit.

          7.  Draws on Credit Facility.  If, at any time during the Term, Tenant
              ------------------------
     has committed an event of default in the payment or performance of any provision of this Lease, beyond any applicable notice and cure periods, Landlord shall have the right to draw on the then-current or any succeeding Letter of Credit in whole or in part and use the proceeds, or so much as is necessary, in payment of any rent or other sums due from Tenant and in default hereunder, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default. The Letter of Credit shall provide that the issuing bank agrees with the drawers, endorsers and bona fide holders of drafts drawn under and in compliance with the terms of the Letter of Credit that such drafts will be duly honored on presentation to the drawee. Drafts on the last Letter of Credit deposited hereunder must be drawn and presented to the issuing bank not later than sixty (60) days after the Termination Date.

          8.  Obligation to Restore.  If Landlord draws an amount under a Letter
              ---------------------
     of Credit, the issuing bank shall endorse the amount paid to Landlord on the reverse side of the Letter of Credit, and Tenant and Tenant's issuing bank shall promptly restore such Letter of Credit to the original amount and shall immediately return the Letter of Credit so endorsed and re-funded to Landlord.

          9.  Refunds.  If the Letter of Credit is not used as aforesaid, the
              -------
     last Letter of Credit, or so much as has not been used, shall be refunded to Tenant, without interest, upon full performance of this Lease by Tenant (or after the second anniversary of the Commencement Date, as provided by, and subject to the terms of, Section VI.A. above).

          10. Claims in Excess of Proceeds.  If claims of Landlord under the
              ----------------------------
     terms of the Lease exceed the proceeds of the Letter of Credit, Tenant shall remain liable for the balance of such claims, as provided for herein and in the Lease.

     VII. Services to be Furnished by Landlord.

          A. Landlord agrees to furnish Tenant with the following services seven (7) days per week, twenty four (24) hours per day, unless otherwise specified: (1) Water service for use in the drinking fountains and lavatories on each floor on which the Premises are located and in any lunchroom or kitchen facility within the Premises; (2) Heat and air conditioning during Normal Business Hours, at such temperatures and in such amounts as are standard for comparable buildings or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord the actual cost for the additional service (including additional wear and tear on equipment) as reasonably determined by Landlord from time to time, which charge is currently $14.00 per hour; (3) Maintenance and repair of the Property as described in
Section IX.B.; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard services for the Buildings, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article X; and (7) such other services as Landlord reasonably determines are necessary or appropriate for the operation of the Property as a first class office facility.

            B. Landlord's failure to furnish, or any interruption or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord (a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a portion of the Premises, is made untenantable for a period in excess of three (3) consecutive days, or more than six (6) periods of at least twenty four (24) hours each in any ninety (90) day period, as a result of the Service Failure, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive day of the Service Failure, or the fourth (4th) day of such Service Failure within such 90-day period, as the case may be, and ending on the day the service has been restored. If the entire Premises has not been rendered untenantable by the Service Failure, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises rendered untenantable and not used by Tenant. In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant's Property (defined in Article XV), arising out of or in connection with a Service Failure. In case of a Service Failure caused by Landlord's fault or neglect, or which is otherwise within Landlord's reasonable control, Tenant may abate Rent as provided above except that Tenant's abatement right shall begin one (1) day after the Service Failure. Landlord shall use reasonable efforts to restore any Service Failure as soon as reasonably possible in order to minimize the disruption to Tenant caused by the Service Failure.

     VIII.  Leasehold Improvements.

            All improvements to the Premises (collectively, "Leasehold Improvements") shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. However, Landlord, by written notice to Tenant within 30 days prior to the Termination Date, may require Tenant to remove, at Tenant's expense, any Leasehold Improvements that are performed by or for the benefit of Tenant and, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Without limitation, it is agreed that Required Removables include internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications of any type, but shall not include Cable (defined in Section IX.A.). The Required Removables designated by Landlord shall be removed by Tenant before the Termination Date, provided that upon prior written notice to Landlord, Tenant may remain in the

Premises for up to 5 days after the Termination Date for the sole purpose of removing the Required Removables. Tenant's possession of the Premises shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent on a per diem basis at the rate in effect for the last month of the Term. Tenant shall repair damage caused by the installation or removal of Required Removables. Upon Tenant's removal of the Required Removables, Landlord and Tenant shall jointly inspect the Premises and agree in writing upon the satisfactory completion of the Required Removables. If Tenant fails to remove any Required Removables or perform related repairs in a timely manner, Landlord, at Tenant's expense, may remove and dispose of the Required Removables and perform the required repairs. Tenant, within 30 days after receipt of an invoice, shall reimburse Landlord for the reasonable costs incurred by Landlord. Notwithstanding the foregoing, Tenant, at the time it requests approval for a proposed Alteration (defined in Section IX.C.), may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration will be designated as a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration, if any, will be considered to be Required Removables.

     IX.  Repairs and Alterations.

          A.  Tenant's Repair Obligations.  Tenant shall, at its sole cost and
              ---------------------------
expense, promptly perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and shall keep the Premises in good condition and repair, reasonable wear and tear and damage from insured casualty excepted. Tenant's repair obligations include, without limitation, repairs to: (1) floor covering; (2) interior partitions; (3) doors;
(4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, "Cable") that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Buildings; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, and similar facilities serving Tenant exclusively; and (7) Alterations performed by contractors retained by Tenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in Section IX.C. below. If Tenant fails to make any repairs to the Premises for more than 15 days after written notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice.

          B.  Landlord's Repair Obligations.  Landlord shall keep and maintain
              -----------------------------
in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Buildings; (2) mechanical (including
HVAC), electrical, plumbing and fire/life safety systems serving the Buildings and Premises in general; (3) Common Areas; (4) the roofs of the Buildings; (5) exterior windows of the Buildings; and (6) elevators serving the Buildings. Landlord shall promptly make repairs (considering the nature and urgency of the repair) for which Landlord is responsible.

          C.  Alterations.  Tenant shall not make alterations, additions or
              -----------
improvements to the Premises or install any Cable in the Premises or other portions of the Buildings (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Buildings;
(3) will not affect the systems or structure of the Buildings; and (4) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all the other provisions of this
Section IX.C. Prior to starting work, Tenant shall furnish Landlord with plans and specifications reasonably acceptable to Landlord; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord; and any security for performance that is reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Buildings. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Buildings and, to the extent reasonably necessary to avoid disruption to the occupants of the Buildings, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans (except for Cosmetic Alterations), completion affidavits, full and final waivers of lien and receipted bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws. Landlord's approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant's use.

     X.   Use of Electrical Services by Tenant.

          A. Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Expenses (except as provided in Section X.B. for excess usage); (2) by a separate charge payable by Tenant to Landlord within 30 days after billing by Landlord; or (3) by separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right to select any company providing electrical service to the Premises, to aggregate the electrical service for the Property and Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Landlord shall not charge any other fees specifically related to providing electricity to the Property. Landlord shall not charge Tenant for electricity at above-market rates.

          B. Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Buildings. If Tenant requests permission to consume excess electrical service, Landlord may condition consent upon conditions that Landlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Landlord shall have the right to separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.

     XI.  Entry by Landlord.

          Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Buildings, including other tenants' premises. Entry to the Premises for purposes of showing the Premises to prospective tenants shall be limited to the last twelve (12) months of the Lease term. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises (except in case of emergency), which may be given orally, but which also must be given in writing at least twenty four (24) hours in advance, and if Tenant so requires, with a representative of Tenant present. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours. Entry by Landlord shall not constitute constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of three (3) consecutive days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rental during the period beginning on the fourth (4th) consecutive day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease.

     XII. Assignment and Subletting.

          A. Except in connection with a Permitted Transfer (defined in Section XII.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not elect to exercise its termination rights under Section XII.B. below. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is then in default after the expiration of the notice and cure periods in this Lease; or (5) any portion of the Buildings or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease.

          B. As part of its request for Landlord's consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other contractual documents and such other information as Landlord may reasonably request. Landlord shall, by written notice to Tenant within thirty (30) days of its receipt of the required information and documentation, either: (1) consent to the Transfer by the execution of a consent agreement in a form reasonably designated by Landlord or reasonably refuse to consent to the Transfer in writing; or (2) notify Tenant of its intention to exercise its right to terminate this Lease with respect to the portion of the Premises that Tenant is proposing to assign or sublet. If Tenant does not withdraw its request for the proposed transfer within ten (10) days after receiving Landlord's notice of its election to terminate, then Landlord may terminate the Lease, and any such termination shall be effective on the proposed effective date of the Transfer for which Tenant requested consent. Tenant shall pay Landlord a review fee of $750.00 for Landlord's review of any Permitted Transfer or requested Transfer, provided if Landlord's actual reasonable costs and expenses (including reasonable attorney's fees) exceed $750.00, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee.

          C. Tenant shall pay Landlord 100% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of any excess within 30 days after Tenant's receipt of such excess consideration. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer (other than Landlord's review fee), including brokerage fees, legal fees, construction costs and, to the extent paid to the new tenant as a lease concession, moving costs. If Tenant is in Monetary Default (defined in Section XIX.A. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received (less Landlord's share of any excess).

          D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights at any time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

           E. Notwithstanding anything herein to the contrary, Landlord hereby consents to an assignment of this Lease, or a subletting of all or part of the Premises (a "Permitted Transfer"), to (i) any entity that controls, is controlled by, or is under common control with, Tenant (control meaning the ability to direct the management policy of the entity in question), (ii) any corporation in whom or with which Tenant may be merged or consolidated, or (iii) any entity to whom Tenant sells all or substantially all of its assets, provided that in each such instance such entity expressly assumes all of Tenant's obligations hereunder, and provided further that in instance (ii) and (iii) such entity has a net worth at least equal to the greater of (A) the net worth of Tenant on the date hereof or (B) the net worth of Tenant immediately prior to such assignment or transaction. With respect to the transactions described in Subsections (ii) above, such net worth may be on a consolidated basis with Tenant's affiliated entity, and every net worth determination hereunder shall be made on a balance sheet (not on a market capitalization or other basis). An initial public offering of Tenant's stock and any subsequent transfers shall not be considered a Transfer hereunder.

     XIII. Liens.

           Tenant shall not permit mechanic's or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within fifteen (15) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord.

     XIV.  Indemnity and Waiver of Claims.

           A. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) (defined in Article XXVI) and agents ("Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees.

           B. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties (defined below), Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord, the Landlord Related Parties or any of Landlord's contractors.

          C. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or loss, theft or damage to Tenant's Property or the property of any person claiming by, through or under Tenant resulting from: (1) wind or weather; (2) the failure of any sprinkler, heating or air-conditioning equipment, any electric wiring or any gas, water or steam pipes; (3) the backing up of any sewer pipe or downspout;
(4) the bursting, leaking or running of any tank, water closet, drain or other pipe; (5) water, snow or ice upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Buildings; (6) any act or omission of any party other than Landlord or Landlord Related Parties; and (7) any causes not reasonably within the control of Landlord. Tenant shall insure itself against such losses under Article XV below.

      XV. Insurance.

          Tenant shall carry and maintain the following insurance ("Tenant's Insurance"), at its sole cost and expense: (1) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (2) All Risk Property/Business Interruption Insurance, including flood and earthquake, written at replacement cost value and with a replacement cost endorsement covering all of Tenants trade fixtures, equipment furniture and other personal property within the Premises ("Tenant's Property"); (3) Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; and (4) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing any of Tenants Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name Tenant as a named insured and Landlord (or any successor), Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, a Delaware limited partnership, Wright Runstad Associates Limited Partnership, a Washington limited partnership, any Mortgagee(s), and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as additional insureds. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least 15 days prior to the expiration of the insurance coverage. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Buildings at replacement cost value, as reasonably estimated by Landlord. Except as specifically provided to the contrary, the limits of either party's' insurance shall not limit such party's liability under this Lease.

     XVI.  Subrogation.

           Notwithstanding anything in this Lease to the contrary, Landlord and Tenant shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's Property, the Buildings, the Premises, any additions or improvements to the Buildings or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any Landlord Related Parties or the negligence of Tenant or any Tenant Related Parties, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

     XVII. Casualty Damage.

           A. If all or any part of the Premises is damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. During any period of time that all or a material portion of the Premises is rendered untenantable as a result of a fire or other casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than one (1) year of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) a material uninsured loss to the Building occurs.
Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. In addition to Landlord's rights to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired within sixty (60) days after the date of such fire or other casualty; (b) there is less than one (1) year of the Lease Term remaining on the date of such casualty; (c) the casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within thirty
(30) days after the date of the fire or other casualty. If neither Landlord nor Tenant elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and the Leasehold Improvements (excluding any Alterations that were performed by Tenant in violation of this Lease). However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord. Landlord shall not be liable for any loss or damage to Tenant's Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

           B. If all or any portion of the Premises shall be made untenantable by fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises and make the Premises tenantable again, using standard working methods ("Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within 210 days from the date the repair and restoration is started, then regardless of anything in
Section XVII.A. above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 30 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of Tenant, Tenant Related Parties or any of Tenant's transferees, contractors or licensees.

     XVIII.  Condemnation.

             Either party may terminate this Lease if the whole or any material part of the Premises shall be taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building's use prior to the Taking. In order to exercise its right to terminate the Lease, Landlord or Tenant, as the case may be, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant's Pro Rata Share shall, if applicable, be appropriately adjusted. In addition, Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term of this Lease effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the award which would otherwise be receivable by Landlord.

     XIX.    Events of Default.

             Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

             A. Tenant's failure to pay when due all or any portion of the Rent, if the failure continues for 3 days after written notice to Tenant ("Monetary Default").

             B. Tenant's failure (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 30 days after written notice to Tenant. However, if Tenant's failure to comply cannot reasonably be cured within 30 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within 30 days, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with the Lease. However, if Tenant's failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with any particular term, provision or covenant of the Lease on 3 occasions during any 12 month period, Tenant's subsequent violation of such term, provision or covenant shall, at Landlord's option, not require a thirty
(30) day cure period.

          C. Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

          D.  The leasehold estate is taken by process or operation of Law.

     XX.  Remedies.

          A. Upon any default, Landlord shall have the right without notice or demand (except as provided in Article XIX) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

          1. Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Premises and expel and remove Tenant, Tenant's Property and any party occupying all or any part of the Premises. Tenant shall pay Landlord on demand the amount of all past due Rent and other losses and damages which Landlord may suffer as a result of Tenant's default, whether by Landlord's inability to relet the Premises on satisfactory terms or otherwise, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

          2. Terminate Tenant's right to possession of the Premises and, in compliance with applicable Law, expel and remove Tenant, Tenant's Property and any parties occupying all or any part of the Premises. Landlord may relet all or any part of the Premises, without notice to Tenant, for a term that may be greater or less than the balance of the Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its reasonable business judgment shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease unless a written notice of termination is given to Tenant. Landlord shall make reasonable efforts to mitigate its damages as required by law or equity following a default by Tenant.

           3. In lieu of calculating damages under Sections XX.A.1. or XX.A.2. above, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined in Section XX.B. below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting the proportionate share of the anticipated Costs of Reletting attributable to the period between the Lease termination date and the last day of the Lease term.

           B. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under the Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate in the "Money Rates" column of the Wall Street Journal. Forbearance by Landlord to enforce one or more remedies shall not constitute a waiver of any default.

     XXI.  Limitation of Liability.

           NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) (DEFINED IN ARTICLE XXVI BELOW) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN ARTICLE XXVI BELOW) ON THE PROPERTY, BUILDING OR PREMISES, NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. IN ADDITION, TENANT ACKNOWLEDGES THAT ANY ENTITY MANAGING THE BUILDING ON BEHALF OF LANDLORD, OR WHICH EXECUTES THIS LEASE AS AGENT FOR LANDLORD, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE LANDLORD'S OBLIGATIONS UNDER THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

     XXII. No Waiver.

           Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. Either party's failure to enforce its rights for a default shall not constitute a waiver of its rights regarding any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

     XXIII.  Quiet Enjoyment.

             Tenant shall, and may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Buildings, and shall not be a personal covenant of Landlord or the Landlord Related Parties.

     XXIV.   Relocation.

             [Intentionally omitted.]

     XXV.    Holding Over.

             Except for any permitted occupancy by Tenant under Article VIII, if Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant's occupancy of the Premises during the holdover shall be subject to all the terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the greater of: (1) the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover; or (2) the fair market gross rental for the Premises as reasonably determined by Landlord. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant's holdover and Tenant fails to vacate the Premises within 30 days after Landlord notifies Tenant of Landlord's inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.

     XXVI.   Subordination to Mortgages; Estoppel Certificate.

             Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Buildings or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a subordination agreement in the form of Exhibit F attached hereto or in other commercially reasonable form
        ---------
containing a nondisturbance clause. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of

Landlord's interest in the Lease, Tenant shall, without charge, attorn to the successor-in-interest. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that, to such party's actual knowledge, there is no default (or stating the nature of the alleged default) and indicating other matters with respect to the Lease that may reasonably be requested. Tenant approves the form of Estoppel Certificate attached hereto as Exhibit G. Landlord shall use commercially reasonable efforts
                   ---------
to furnish Tenant with an executed Subordination Agreement in the form of Exhibit F within thirty (30) days after mutual execution of this Lease.
---------

     XXVII.   Attorneys' Fees.

              If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any suit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees.

     XXVIII.  Notice.

              If a demand, request, approval, consent or notice (collectively referred to as a "notice") shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service or sent by facsimile (with electric confirmation of receipt) at the party's respective Notice Address(es) set forth in Article I, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

     XXIX.    Excepted Rights.

              This Lease does not grant any rights to light or air over or about the Buildings. Landlord excepts and reserves exclusively to itself the use of:
(1) roofs, (2) telephone, electrical and janitorial closets, (3) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (4) rights to the land and improvements below the floor of the Premises, (5) the improvements and air rights above the Premises, (6) the improvements and air rights outside the demising walls of the Premises, and (7) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Buildings. Landlord has the right to change the Building's name or address. Landlord also has the right to make such other changes to the Property and Buildings as Landlord deems appropriate, provided the changes do not materially affect Tenant's ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Buildings if Landlord reasonably determines that there is an imminent danger of significant damage to the Buildings or of personal injury to Landlord's employees or the occupants of the Buildings. The circumstances under which Landlord may temporarily close the Buildings shall include, without limitation, electrical interruptions, hurricanes and civil disturbances. A closure of the Buildings under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

     XXX.    Surrender of Premises.

             At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property (defined in Article
XV) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage from casualty excepted. Tenant shall also be required to remove the Required Removables in accordance with Article VIII. If Tenant fails to remove any of Tenant's Property within 2 days after the termination of this Lease or of Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant's Property. In addition, if Tenant fails to remove Tenant's Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant's Property to be abandoned, and title to Tenant's Property shall be deemed to be immediately vested in Landlord.

     XXXI.   Miscellaneous.

             A. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the state of Washington and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state. If any term or provision of this Lease shall to any extent be invalid or unenforceable, the remainder of this Lease shall not be affected, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by Law. The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of the Lease.

             B. Tenant shall not record this Lease or any memorandum without Landlord's prior written consent.

             C. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure"). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

             D. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Buildings and/or Property referred to herein, and upon such transfer Landlord shall be released from any future, unaccrued obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

             E.  1.   Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a written commission agreement between Landlord and Broker.

             2.  Agency Disclosure.  At the signing of this Lease, Landlord's
                 -----------------
leasing agent John Black, of Broderick Group, Inc., represented Landlord. At the signing of this Lease, Tenant's agent, Geoff Boguch of Colliers International, represented Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(l)(g).

             3. Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

             F. Tenant covenants, warrants and represents that: (1) each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant; (2) this Lease is binding upon Tenant; and (3) Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities.
Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

             G. Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

             H. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant's obligations under Sections IV.A., IV.B., VIII, XIV, XX, XXV and XXX shall survive the expiration or early termination of this Lease.

             I. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party.

             J. All understandings and agreements previously made between the parties are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant.

             K. Tenant, within 15 days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Buildings. Upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant.

     XXXII.  Entire Agreement.

             This Lease and the following exhibits and attachments constitute the entire agreement between the parties and supersede all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents: Exhibit A (Outline and Location of Premises),
                                ---------
Exhibit A-2 (Legal Description of Property), Exhibit B (Rules and Regulations),
-----------                                  ---------
Exhibit C (Commencement Letter), Exhibit D (Work Letter Agreement, if required),
---------                        ---------
Exhibit E (Additional Provisions, if required), Exhibit F (Subordination
---------                                       ---------
Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement); and Exhibit G (Tenant Estoppel Certificate).
                            ---------

          Landlord and Tenant have executed this Lease as of the day and year first above written.
                         LANDLORD:

                         WRC SUNSET NORTH LLC, a Washington limited liability company

                         By:  WRIGHT RUNSTAD
                              ASSOCIATES LIMITED
                              PARTNERSHIP, a Washington
                              limited partnership, its Manager

                              By:  WRIGHT RUNSTAD &
                                   COMPANY, a Washington
                                   corporation, its general partner

                                   By:
                                        --------------------------------
                                   Its:
                                        --------------------------------

                         EOP SUNSET NORTH, L.L.C., a
                         Delaware limited liability company, its
                         manager

                         By:  EOP OPERATING LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership, its sole member

                              By:  EQUITY OFFICE
                                   PROPERTIES TRUST, a
                                   Maryland real estate investment
                                   trust, its managing general
                                   partner

                                   By:
                                        --------------------------------
                                   Its:
                                        --------------------------------

                                   TENANT:

                                   drugstore.com, inc.,
                                   a Delaware corporation

                                   By:
                                        --------------------------------
                                   Its:
                                        --------------------------------


LANDLORD ACKNOWLEDGMENTS

STATE OF WASHINGTON    )
                       )  ss:
COUNTY OF KING         )

     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of Wright Runstad & Company, the general partner of Wright Runstad Associates Limited Partnership, a Member of WRC SUNSET NORTH LLC, a Washington limited liability company, the Landlord in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

               Notary Public:
                             --------------------------------------------
               Printed Name:
                            ---------------------------------------------
               Residing at:
                           ----------------------------------------------
               My Commission expires:
                                     ------------------------------------

STATE OF _______________  )
                          )  ss:
COUNTY OF ______________  )


     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership, the sole member of EOP Sunset North, L.L.C., a Member of WRC SUNSET NORTH LLC, a Washington limited liability company, the Landlord in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


               Notary Public:
                             --------------------------------------------
               Printed Name:
                            ---------------------------------------------
               Residing at:
                           ----------------------------------------------
               My Commission expires:
                                     ------------------------------------

TENANT ACKNOWLEDGMENT

STATE OF WASHINGTON    )
                       )  ss:
COUNTY OF KING         )


     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of drugstore.com, inc., a Delaware corporation, the Tenant in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


               Notary Public:
                             --------------------------------------------
               Printed Name:
                            ---------------------------------------------
               Residing at:
                           ----------------------------------------------
               My Commission expires:
                                     ------------------------------------

                                  EXHIBIT A-1

                                   PREMISES

          This Exhibit is attached to and made a part of the Lease dated November 22, 1999, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord") and drugstore.com, inc., a Delaware corporation ("Tenant") for space in the Buildings located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.




                              Exhibit A-1, Page 1

                                  EXHIBIT A-2

                         LEGAL DESCRIPTION OF PROPERTY

          This Exhibit is attached to and made a part of the Lease dated November 22, 1999, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord") and drugstore.com, inc., a Delaware corporation ("Tenant") for space in the Buildings located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.

LOTS 6 THROUGH 10 OF SUNSET RIDGE I-90 CORPORATE CAMPUS, A BINDING SITE PLAN, AS PER PLAT RECORDED IN VOLUME 154 OF PLATS, PAGES 77 THROUGH 80, RECORDS OF KING COUNTY;

EXCEPT ANY PORTION CONVEYED FOR 139TH AVE. S.E., BY DEED RECORDED UNDER RECORDING NO. 9101280422;

TOGETHER WITH AN UNDIVIDED 60% INTEREST IN LOT 11 AND TRACT C OF SAID PLAT;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9601091040;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9107260572;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9309292404;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


                              Exhibit A-2, Page 1

                                   EXHIBIT B
                        BUILDING RULES AND REGULATIONS

          The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

          1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall he placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Buildings or Property.

          2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

          3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord and except those that are within the interior of the Premises and not visible from outside the Premises. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel.

          4. Landlord shall provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

          5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

          6. All contractors, contractors representatives and installation technicians performing work in the Buildings shall be subject to Landlord's prior approval (which shall not be unreasonably withheld) and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time following prior written notice to Tenant.



                               Exhibit B, Page 1

          7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

          8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Buildings by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

          9.  Corridor doors, when not in use, shall be kept closed.

          10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Buildings, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Buildings that might, in Landlord's sole opinion, constitute a nuisance.

          11. No animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

          12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Property except for those properly stored and typically associated with office use, including cleaning supplies, and except for samples of pharmaceuticals, and other products stored and disposed of in compliance with all applicable laws and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

          13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

          14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and


                               Exhibit B, Page 2
privileges of any person lawfully in the Buildings ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the date of the commencement of the Term be extended as a result of the above actions.

          15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent, or as provided in Exhibit D. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings. Current base Building design for telephone capacity is 300 lines per floor, as provided by U.S. West, although Tenant may arrange with that service provider to increase that capacity at Tenant's expense.

          16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees, and then only if the operation does not violate the lease of any other tenant in the Buildings.

          17. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord.

          18. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

          19. Landlord shall have the right to prohibit the use of the name of the Buildings or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

          20. Tenant shall not canvass, solicit or peddle in or about the Buildings or the Property.

          21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

          22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform


                               Exhibit B, Page 3
exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

          23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

          24. The work of cleaning personnel shall not be hindered by Tenant after 6:00 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.




                               Exhibit B, Page 4

                                   EXHIBIT C

                              COMMENCEMENT LETTER


Date
    ------------------------

Tenant

Address


Re: Commencement Letter with respect to that certain Lease dated ____________________ by and between WRC SUNSET NORTH LLC, a Washington limited liability company, as Landlord, drugstore.com, inc., a Delaware corporation, as Tenant for 57,436 square feet of Rentable Area in the Buildings located at Northeast comer of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.

Dear _______________:

     In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

     1.   The Commencement Date of the Lease is __________________;

     2.   The Termination Date of the Lease is ___________________.

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,


Property Manager

Agreed and Accepted:
Tenant:__________________________________
By:______________________________________
Name:____________________________________
Title:___________________________________
Date:____________________________________


                               Exhibit C, Page 1

                                   EXHIBIT D

                                  WORK LETTER

          This Exhibit is attached to and made a part of the Lease dated November 22, 1999, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord") and drugstore.com, inc., a Delaware corporation ("Tenant") for space on the Buildings located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.

          Defined terms used in this Exhibit D shall have the same meanings given them in the attached Lease.

          I. IMPROVEMENTS PROVIDED BY LANDLORD: Landlord agrees to provide improvements to the Buildings and the Premises pursuant to the attached Exhibit D-1, Base Building Condition (together with the Tenant Improvements, as defined below, the "Landlord Work"), on or before the date the Tenant Improvement Contractor commences construction of the Tenant Improvements.

          II. IMPROVEMENTS BY TENANT/REIMBURSEMENT BY LANDLORD: Design and construction of all improvements in the Premises beyond those listed on Exhibit D-1 (the "Tenant Improvements") shall be provided at Tenant's expense. Landlord shall pay the cost of such additional improvements up to an amount equal to $27.50 per square foot of "Tenant's Usable Area" as outlined on the floor plan(s) in Exhibit A, for a total payment by Landlord, based on a usable area of 50,957 square feet, of $1,401,317.50 (the "Allowance"). The Allowance shall be applied only to the cost of design and construction of such improvements, including but not be limited to: architectural and engineering design, partitions (including one-half (1/2) the cost of any public corridor or demising partitions enclosing the Tenant's Usable Area), doors, door frames, hardware, paint, wall coverings, base, ceilings, lights, mechanical distribution, diffusers, thermostats, sprinkler distribution, sprinkler heads, emergency speakers, fire extinguishers and cabinets, telephone and electrical outlets, light switches, floor coverings, and all applicable permit fees and sales tax. Notwithstanding anything to the contrary contained herein, the Allowance may only be applied to Building Standard tenant improvements unless otherwise approved in writing by Landlord.

          Landlord shall obtain all permits and government approvals and assume specific responsibility for delivery of the Premises as defined in the Lease and this Exhibit D, provided Tenant shall have met the drawing delivery dates herein. If Tenant does not initially select a contractor, then Landlord shall manage the bidding of tenant improvements to at least three (3) firms acceptable to Landlord, one of which shall be Landlord's Contractor. The contractor selected by Tenant to construct the Tenant Improvements, Turner Construction, Inc., shall be hereinafter known as the "Tenant Improvement Contractor.

          III. BUILDING STANDARD IMPROVEMENTS: As used herein, "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in


                               Exhibit D, Page 1
the Building. Tenant shall use Building Standard lighting, window coverings, doors, relites, hardware, ceiling treatment and heating, ventilating and air conditioning distribution equipment and controls, except that Tenant may install a Liebert or similar dedicated cooling system in the technical rooms in the Premises. If such system will connect to the Building system, its compatibility must be approved by Landlord.

          IV. DESIGN OF TENANT IMPROVEMENTS: Tenant, at Tenant's initial cost and with the approval of Landlord, has retained Marvin Stein, Inc. ("Tenant's Office Planner") to prepare the necessary drawings for Basic Plans and supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in Section IV(B) of this Exhibit D for construction of the tenant improvements in Tenant's area. All of Tenant's plans described below ("Tenant's Plans") shall be delivered to Landlord on the dates stated (the "Plan Delivery Dates"), and shall be subject to approval of Landlord, such approval not to be unreasonably withheld or delayed. Landlord agrees to respond in writing with approval or comments within five (5) business days after initial receipt of each component of Tenant's Plans or other initial requests for review or approval under this Exhibit D, and two (2) business days after receipt of any changes or additions to an initial submittal.

          Tenant's Office Planner shall ensure that the work shown on Tenant's Plans is compatible with the basic Building plans and that necessary basic Building modifications are included in Tenant's Plans. Such modifications shall be subject to Landlord approval. If such approved basic Building modifications are made subsequent to completion of the shell and core documents or Landlord's architect reasonably charges Landlord for such changes, then such modifications shall be subject to Landlord's approval and the cost of the changes to the documents as well as any increased shell and core construction costs shall be paid by Tenant.

          On or before the indicated dates, Tenant shall supply Landlord with one (1) reproducible copy and five (5) black line prints of the following Tenant's Plans with respect to the Tenant Improvements in the Premises:

          A.   Basic Plans Delivery Date:  October 20, 1999

          The Basic Plans due on this date shall be signed by Tenant and include:

          Architectural Floor Plans: These shall be fully dimensioned floor plans showing partition layout and identifying each room with a number and each door with a number. The Basic Plans must clearly identify and locate equipment requiring plumbing or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, and other major or special features.

          B.   Working Drawings Delivery Date:  November 5, 1999

          On this date and at Tenant's expense, Tenant's Office Planner shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using the Pin Bar or CADD System, which system shall be approved by Landlord for compatibility with the other Building drawings. The four (4) sets of Working Drawings due on this date shall be signed by the Tenant and include all items in the Basic Plans referenced in Section IV(A) above plus the following additional information:


                               Exhibit D, Page 2

          (1) Electrical and Telephone Outlets: Locate all power and telephone requirements: Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets which require dedicated circuits and/or which require greater than 120 volts, identify the type of equipment, the manufacturer's name and the manufacturers model number, and submit a brochure for each piece of equipment. Also identify the manufacturer's name of the phone system to be used and the power requirements, size, and location of its processing equipment.

          (2) Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

          (3) Furniture Layout: Layout showing furniture location so that Landlord's engineer can review the location of all light fixtures.

          The Allowance shall be applied to the cost of the engineers retained by Tenant's Office Planner. The Allowance shall also be applied to any necessary review of the Engineering Drawings by Landlord's shell and core engineers: electrical (Holmes Electric), mechanical (McDonald Miller) and structural plans (KPFF) (Engineering Drawings) for Tenant's Improvements based on the signed Working Drawings, unless Tenant engages those engineers directly to work on the Tenant Improvements. If Tenant does not engage one or more of those engineers, such review costs shall not exceed $.10 per usable square foot for review by each of the mechanical and electrical engineers.

          C.  Permit Submittal Package:  November 5, 1999

          On this date, Tenant shall deliver to Landlord all materials necessary to submit a full building permit application to the appropriate municipality.

          D.  Final Plans Review Date:  November 23, 1999

          On this date, Tenant's Office Planner shall deliver to Landlord and Tenant for review and approval four (4) complete sets of Final Plans, and shall deliver a set to the Tenant Improvement Contractor. The Final Plans will incorporate the Working Drawings referenced in Section IV(B) above, plus the following additional information:

          (1) Millwork Details: These drawings shall be in final form with Tenant's Office Planner's title block along the right border of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

          (2) Keying Schedules and Hardware Information: This information shall be in final form and include a preliminary keying schedule indicating which doors are locked, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided. The final keying schedule will be completed by October 25, 1999.


                               Exhibit D, Page 3

          (3) Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

          (4) Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

          E.  Final Plans Delivery Date:  November 30, 1999

          The four (4) sets of Final Plans approved by Landlord and Tenant and due on this date shall include all the Final Plans referenced in Section IV(D) above. Final Plans are to be signed by Tenant and delivered to Landlord by the Final Plans Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Landlord will incorporate or submit Engineering Drawings with Tenant's Final Plans for transmittal to Landlord's Contractor.

          F.  Anticipated Construction Commencement Date:  December 6, 1999

          On this date Landlord anticipates that construction of the Tenant Improvements shall commence.

          Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes requested by Tenant or Tenant's Office Planner and made to any of Tenant's Plans after the specified Plan Delivery Date (assuming timely response by Landlord), delays caused by Tenant's failure to comply with the Plan Delivery Dates, Tenant's failure to provide adequate specifications or information for the completion of Tenant's Plans, or by delays caused by Tenant's specification of special materials; but only to the extent any of the foregoing delays or prevents critical path work or adversely affects completion.

          V.  CONSTRUCTION OF TENANT IMPROVEMENTS

          A.  Authorization to Proceed.  Upon submission of Tenant's Final
Plans to the Tenant Improvement Contractor on the Final Plans Review Date, the Tenant Improvement Contractor shall have five (5) days to provide to Tenant written notice of the price for such improvements. Within five (5) days of receipt of such price, Tenant shall give Landlord written authorization to complete the Premises in accordance with such Final Plans, or identify those pricing issues that do not meet Tenant's approval. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Tenant and written acceptance of the revised price has been received by Landlord from Tenant. In the absence of such written authorization to proceed, Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any costs due to any resulting delay in completion of the Premises and as provided in Section III.A of the Lease.

          B. Payments. Prior to commencement of tenant improvements and if the price for such improvements is greater than the Allowance, Tenant shall deposit with Landlord any additional cost above the Allowance (the "Additional Cost Deposit"). The Tenant


                               Exhibit D, Page 4

Improvement Contractor shall complete Tenant's improvements in accordance with Tenant's approved Final Plans. Payments shall be made: first, by applying Tenant's Additional Cost Deposit, secondly, by applying the entire Allowance provided by Landlord against the monthly progress payments due, and then third, Tenant shall pay within ten (10) days after receipt of monthly progress statements from Landlord, the full amount of such progress billings in cash. The progress billings may include a retainage amount up to ten percent (10%) of the work ("Retainage"). Final billing shall be rendered and payable within ten (10) days after acceptance of the Premises by Tenant in accordance with the terms of the Lease. Retainage pursuant to the terms of this paragraph shall be payable with such final billing. In the event acceptance of the Premises is subject to punchlist items as provided in the Lease, a portion of the retainage equal to the cost to complete each outstanding punchlist item may be retained until such punchlist item is complete. If the cost of the Tenant Improvements is increased by change order approved by Tenant, Tenant shall deposit the corresponding increase in the Additional Cost Deposit. If the cost of the Tenant Improvements decreases due to a deductive change order approved by Tenant, a corresponding portion of the Additional Cost Deposit shall be released to Tenant.

          C. Final Plans and Modifications. If Tenant shall request any change after the Final Plans are submitted, Tenant shall request such change in writing to Landlord and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Landlord shall give Tenant within five
(5) business days a written price for the cost of engineering design services and an estimate of construction costs to incorporate the change in Tenant's Final Plans and any anticipated change to the completion schedule that the change would cause. If Tenant approves such price in writing within five (5) business days, Tenant shall within five (5) business days have such Final Plans changes made to engineering drawings and Tenant shall have changes made to other Final Plan design documents. Within three (3) business days after completion of such changes in the Final Plans, Landlord shall provide Tenant a written breakdown of the final costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion and any impact such changes shall have on the schedule. Landlord shall not charge for its services in relation to any such modifications and Landlord shall not charge Tenant a construction management fee for Landlord's work on the Tenant Improvements. If Tenant wishes to proceed with such changes, Tenant shall within five (5) business days so notify Landlord in writing. In the absence of such notice, Landlord shall proceed in accordance with the previously approved Final Plans before such change, addition or deletion was requested. In accordance with Section 3.A of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Final Plans. Tenant shall also be responsible for any demolition work required as a result of the change.

          D. Improvements Constructed by Tenant. If any work is to be performed in connection with the Tenant Improvements on the Premises by Tenant or Tenant's contractor:

          (1) Such work shall proceed upon Landlord's written approval (not to be unreasonably withheld) of (i) Tenant's contractor, (ii) general liability and property damage insurance satisfactory to Landlord carried by Tenant's contractor, which insurance shall not be required to exceed levels carried by the contractor engaged by Landlord to complete Landlord's Work ("Landlord's Contractor"), and (iii) detailed plans and specifications for such work.


                               Exhibit D, Page 5

          (2) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished for Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

          (3) All work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed, unless otherwise agreed to in writing by Landlord.

          (4) All work by Tenant or Tenant's contractor shall be scheduled through Landlord or, with Landlord's approval, directly with Landlord's Contractor or Tenant Improvement Contractor. Landlord shall make best efforts to accommodate work by Tenant or Tenant's contractor during times requested.

          (5) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with the Landlord's Contractor or the Tenant Improvement Contractor. Elevator service shall be provided without additional charge, but Tenant shall be responsible for any damage done by Tenant or its contractors or representatives to the elevator cabs. If Tenant requires hoisting beyond the capacity of the Building's freight elevator, such hoisting shall be provided at Tenant's expense.

          (6) Tenant shall promptly reimburse Landlord for costs incurred by Landlord due to faulty work done by Tenant or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up. Tenant shall receive notice from Landlord and a reasonable opportunity to cure damages prior to Landlord undertaking corrective action.

          (7) Prior to commencement of any work on the Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord indemnifying and holding harmless Landlord and Landlord's Contractor or the Tenant Improvement Contractor for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Buildings or the Premises arising out of Tenant's or Tenant's contractor's work or that of subcontractor or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Buildings.

          (8) Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the work being performed therein.

          E. Tenant's Entry to Premises. Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant Construction by Tenant's agents, prior to the Commencement Date as specified in
Section 3.A of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent and Additional Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, Tenant's Office Planner, licensees, agents, servants, employees, guests, invitees, or visitors. Landlord will make reasonable efforts to accommodate Tenant's


                               Exhibit D, Page 6
request for access to the Premises at all times. Tenant will supply Landlord with a pre-approved list of a limited number of individuals who will be allowed to have access to the Premises during normal business hours prior to the Commencement Date, provided such access does not interfere with the work being performed in the Premises.

          F. Tenant's Telephone and Computer/Data Service. Tenant is responsible for Tenant's telephone service, computer and data service, obtaining any applicable permits, and related cabling. Tenant shall select and coordinate installation of such communication and information systems with the Landlord pursuant to item V(D)(4) of this Exhibit D.

          G. Meetings and Representatives. A representative of Landlord shall attend all of Tenant's design and construction meetings, provided Landlord is given adequate prior notice of such meetings. Michel Hebrant, Pat Daleo or Gary Nickell shall serve as Landlord's representatives with respect to the Tenant Improvements and shall be entitled to bind Landlord. Gwen Anderson and Bob Barton shall serve as Tenant's representatives with respect to the Tenant Improvements and shall be entitled to bind Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

                         LANDLORD:

                         WRC SUNSET NORTH LLC, a Washington limited liability company

                         By:  WRIGHT RUNSTAD
                              ASSOCIATES LIMITED
                              PARTNERSHIP, a Washington
                              limited partnership, its Manager

                              By:  WRIGHT RUNSTAD &
                                   COMPANY, a Washington
                                   corporation, its general partner

                                   By: ________________________________
                                   Its:________________________________



                               Exhibit D, Page 7

                         EOP SUNSET NORTH, L.L.C., a
                         Delaware limited liability company, its
                         manager

                         By:  EOP OPERATING LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership, its sole member

                              By:  EQUITY OFFICE
                                   PROPERTIES TRUST, a
                                   Maryland real estate investment
                                   trust, its managing general
                                   partner

                                   By: ________________________________
                                   Its:________________________________


                         TENANT:

                         drugstore.com, inc.,
                         a Delaware corporation

                         By: __________________________________________
                         Its:__________________________________________




                               Exhibit D, Page 8

                                  EXHIBIT D-1

                                 SUNSET NORTH

                     Shell and Core and Landlord Provided
                              Tenant Improvements


          Landlord shall provide bare shell and core floor ready for tenant improvements as follows:

          Building Standard restrooms completed.

          Building Standard drinking fountains installed.

          Drywall. Drywall installed around the core areas only and firetaped (excludes drywall at the perimeter of the building and columns).

          Main Lobby.  The main lobby serving the building is completed.

          Elevator Lobby. All finishes are part of tenant improvements (except Building Standard elevator doors, frames, and buttons).

          Life Safety. Life safety includes fire sprinkler riser, code minimum tenant distribution, central life safety system with conduit, and wire to floor. Dropping of heads, detectors, strobe lights, and speakers are part of tenant improvements.

          Mechanical. Mechanical includes the main system with medium pressure duct (the main loop) serving the floor and return air systems. VAV boxes and low pressure ductwork from main loop is a part of tenant improvements.

          Electrical. Electrical includes panels in the electrical closets based on a design load of 4.5 watts per square foot. The main system includes expansion capabilities for additional panels installed during tenant improvements. The capacity for the electrical system is: 1.2 watts per square foot for lighting (this is the code maximum); 4.0 watts per square foot for HVAC loads, and 6.0 watts per square foot (un-diversified) for tenant equipment load.

          Perimeter Finishes. Perimeter finishes include the exterior of the building, support structure, and insulation.

          Ceiling Grid. Ceiling grid and panels are excluded and considered tenant improvements.

          Elevators and Stairwells. Elevators and stairwells (with Building Standard finishes) serving the floor are completed.

                              Exhibit D-1, Page 1

                                   EXHIBIT E

                             ADDITIONAL PROVISIONS


          This Exhibit is attached to and made a part of the Lease dated November ___, 1999, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord") and DRUGSTORE.COM, INC., a Delaware corporation ("Tenant') for space in the Buildings located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington.

     I.   Parking.

          A. During the initial Lease Term, Landlord shall lease to Tenant, or cause the operator (the "Operator") of the garage serving the Buildings (the "Garage") to lease to Tenant, and Tenant shall lease from Landlord or such Operator, up to four (4) unreserved parking spaces in the Garage for each one thousand (1,000) usable square feet of area in the Premises (the "Spaces") for the use of Tenant and its employees. The Spaces shall be leased at the rate of $45.00 per Space, per month, plus applicable tax thereon, as such rate may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. A designated executive parking area will be located directly below the Buildings on the top garage level and, to the extent available, a portion of the Spaces may be located in such executive parking area, but only if requested by Tenant, and not to exceed the number of spaces requested by Tenant. These executive Spaces shall be leased at the rate of $65.00 per Space, per month, plus applicable tax thereon, as such rate may be adjusted from time-to-time to reflect the then current rate for parking in the Garage. If requested by Landlord, Tenant shall execute and deliver to Landlord the standard parking agreement used by Landlord or the Operator (the "Parking Agreement") in the Garage for such Spaces.

          B. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces.

          C. Except for particular spaces and areas designated by Landlord or the Operator for reserved parking, all parking in the Garage shall be on an unreserved, first-come, first-served basis. Tenant acknowledges that Landlord may implement a valet parking system in the Garage.

          D. Neither Landlord nor the Operator shall be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Garage or the surface parking areas regardless of whether such loss or theft occurs when the Garage or other areas therein are locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Garage or the surface parking areas or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

                               Exhibit E, Page 1

          E. Landlord or its Operator shall have the right from time to time to designate the location of the Spaces and (after written notice to Tenant) to promulgate reasonable rules and regulations regarding the Garage, the surface parking areas, if any, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations, all reasonable additions and amendments thereto, and the terms and provisions of the Parking Agreement.

          F. Tenant shall not store or permit its employees to store any automobiles in the Garage or on the surface parking areas without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Garage or on the Property.

          G. Landlord or the Operator shall have the right to temporarily close the Garage or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Garage or the surface parking areas, if any.

          H. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord or in connection with an assignment or sublease of this Lease approved by Landlord in accordance with Section 11 of the Lease. Landlord shall have the right to terminate the agreement contained in this Section I or in the Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

          I. Landlord may elect to provide parking cards or keys to control access to the Garage or surface parking areas, if any. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

     II.  Renewal Option.

          A. Tenant shall have the right to extend the Lease Term (the "Renewal Option") with respect to the portion of the Premises located on the first floor of Building 4 only (consisting of approximately 26,663 square feet of rentable area), but not with respect to the remainder of the Premises, for the period running from the expiration of the initial three-year Term until July 30, 2005 (the "Renewal Term"), if:

               1. Landlord receives notice of exercise of the Renewal Option ("Initial Renewal Notice") not less than twelve (12) full calendar months prior to the expiration of the initial Lease Term and not more than fifteen
     (15) full calendar months prior to the expiration of the initial Term; and

               2. Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

                               Exhibit E, Page 2

               3. Not more than twenty five percent (25%) of the area of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (except for a Permitted Transfer); and

               4. The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice (except for a Permitted Transfer); and

               5. Tenant executes and returns the Renewal Amendment (hereinafter defined) within thirty (30) days after its submission to Tenant.

          B. The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market Renewal Rate (hereinafter defined) per rentable square foot for the Premises.

          C. Tenant shall pay Additional Base Rent (i.e. Basic Costs) for the Premises during the Renewal Term in accordance with Article 4 of the Lease.

          D. Within sixty (60) days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within thirty (30) days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such thirty (30) day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market Renewal Rent rate for the Premises during the Renewal Term. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. If Landlord and Tenant fail to agree upon the Prevailing Market Renewal Rate within thirty (30) days after the date of the Rejection Notice, either party, by written notice (the "Arbitration Notice") to the other within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Prevailing Market Renewal Rate determined by binding arbitration in accordance with the procedures set forth below. If Landlord and Tenant cannot agree upon the Prevailing Market Renewal Rate and neither party elects to invoke its right of arbitration, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect. If the right of arbitration is invoked, Landlord and Tenant, at their sole cost and expense, shall each employ an appraiser within fifteen (15) days after the date the Arbitration Notice is given. Each such appraiser shall be a member of the Master Appraisers Institute or similar reputable organization, with ten (10) years of experience appraising office buildings comparable to the location and type of that of the Buildings. If either party fails to appoint an appraiser then the appointed appraiser shall be the sole appraiser and his or her determination shall be binding. Each appraiser shall render an appraisal of the Prevailing Market Renewal Rate for the Premises within fifteen (15) calendar days. The two appraisers, within ten

                               Exhibit E, Page 3

(10) days after the exchange of appraisals, shall mutually agree upon the Prevailing Market Renewal Rate and notify Landlord and Tenant in writing of their determination. Such determination shall be binding upon both Landlord and Tenant. If the appraisers cannot agree on a determination of the Prevailing Market Renewal Rate within ten (10) days of the exchange of appraisals, then Landlord and Tenant shall select an independent third appraiser acceptable to both with ten (10) days. If Landlord and Tenant are unable to select an independent third appraiser acceptable to both with ten (10) days, either party may request that the American Arbitration Association in the county in which the Buildings are located appoint an independent third appraiser that meets the qualifications described above. Within ten (10) days following appointment (whether by mutual agreement or arbitration), the third appraiser shall choose the appraisal of either Landlord's appraiser or Tenant's appraiser and the chosen appraisal shall be deemed to represent the Prevailing Market Renewal Rate for the Premises. Such determination shall be binding upon both Landlord and Tenant. The parties shall share equally in the cost of any such third appraiser.

          E. If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Lease Term, Termination Date and other appropriate terms. The Renewal Amendment shall be:

               1. sent to Tenant within a reasonable time after receipt of the Binding Notice; and

               2. executed by Tenant and returned to Landlord in accordance with paragraph A.5. above.

An otherwise valid exercise of the Renewal Option shall, at Landlord's option, be fully effective whether or not the Renewal Amendment is executed.

          F. For purpose of this Section II, "Prevailing Market Renewal Rate" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market Renewal Rate is being determined hereunder for space comparable to the Premises in the Buildings and office buildings comparable to the Buildings in Bellevue, Washington. The determination of Prevailing Market Renewal Rate shall take into account any material economic differences between the terms of this Lease and any comparison lease, such as rent abatements, construction costs and other concessions and the manner, if any, in which the Landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market Renewal Rate shall also take into consideration any reasonably anticipated changes in the Prevailing Market Renewal Rate from the time such Prevailing Market Renewal Rate is being determined and the time such Prevailing Market Renewal Rate will become effective under this Lease. In no event shall the Prevailing Market rate be less than the rate payable under this Lease immediately prior to the commencement of the Renewal Term.

                               Exhibit E, Page 4

     III. Satellite Dish.

          1. Tenant shall have the right to lease space on the roofs of the Buildings for the purpose of installing (in accordance with Section X.B of the Lease), operating and maintaining one or more dish, antenna or other communication device approved by the Landlord (collectively the "Dish/Antenna"). Tenant shall pay, in addition to all other amounts required to be paid under this Lease, Landlord's scheduled rates for all roof space so leased, provided such rates shall not exceed rates then being charged for leases of roofs of comparable buildings in the Bellevue, Washington area. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord (the "Roof Space"). Landlord reserves the right to relocate the Roof Space and the Dish/Antenna at Landlord's expense and at a time and to a location approved by Tenant as reasonably necessary during the Lease Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

          2. Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

                               Exhibit E, Page 5

          3. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, will in no way damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

          4. Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

          5. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

          6. The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's Dish/Antenna equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance, in Landlord's sole discretion, and satisfactory condition as to safety, in Landlord's reasonable discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Lease Term, it will keep the


                               Exhibit E, Page 6
roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

          7. In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

          8. Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

          9. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement is reasonably acceptable to Tenant and does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

          10. Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

          11. If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article 19 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the


                               Exhibit E, Page 7
installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any.

          12. Tenant shall be allowed to install fiber optics and related equipment in the Building for Tenant's personal use, the design, location, and operating characteristics of which shall be subject to Landlord's reasonable approval.

     IV.  Storage Space.

          A. Subject to availability and the rights of existing tenants of the Buildings, if any, and after written request from Tenant, Landlord shall lease to Tenant up to 300 square feet of storage space (the "Storage Space"). The Storage Space rental rate per square foot of the Storage Space ("Storage Space Rental") initially shall be Fourteen Dollars ($14.00) per usable square foot per month for the Lease Term, and shall thereafter be adjusted from time to time by Landlord to reflect market rates. Storage Space Rental shall be payable in advance on or before the first day of each month of the Storage Term. Any initial or final month shall be prorated. The Lease Term for the Storage Space shall be coterminous with the Term of the Premises. The Storage Space shall be used by Tenant for the storage of furniture, equipment, inventory or other non-perishable items normally used in Tenant's business (exclusive of any items or materials which may be deemed to be hazardous to the environment or hazardous to human life or safety), and for no other purpose whatsoever. Tenant agrees to keep the Storage Space in a neat and orderly fashion and to keep all stored items in cartons, file cabinets or other suitable containers. Landlord shall have the right to designate the location within the Storage Space of any items to be placed therein. All items stored in the Storage Space shall be elevated at least six inches above the floor on wooden pallets, and shall be at least eighteen inches below the bottom of all sprinklers located in the ceiling of the Storage Space, if any. Tenant shall not store anything in the Storage Space which is unsafe or which otherwise may create a hazardous condition, or which may increase Landlord's insurance rates, or cause a cancellation or modification of Landlord's insurance coverage. Without limitation, Tenant shall not store any flammable, combustible or explosive fluid, chemical or substance nor any perishable food or beverage products, except with Landlord's prior written approval. Landlord reserves the right to adopt and enforce reasonable rules and regulations governing the use of the Storage Space from time to time.

          B. All terms and provisions of this Lease shall be applicable to the Storage Space, including, without limitation, Article 13 (Indemnity and Waiver of Claims) and Article 14 (Tenant's Insurance), except that Landlord need not supply air-cooling, heat, water, janitorial service, cleaning, window washing or electricity to the Storage Space and Tenant shall not be entitled to any work allowances, rent credits, expansion rights or renewal rights with respect to the Storage Space unless such concessions or rights are specifically provided for in the Lease with respect to the Storage Space.

          C. Tenant agrees to accept the Storage Space in its condition and "as-built" configuration existing on the earlier of the date Tenant takes possession of the Storage Space or the Storage Commencement Date.

                               Exhibit E, Page 8

          D. At any time and from time to time, Landlord shall have the right to relocate the Storage Space to a new location which shall be no smaller than the square footage of the Storage Space. Landlord shall pay the direct, out-of-pocket, reasonable expenses of such relocation.

          E.   Storage Space Rental is deemed Rent under the Lease.

          F. Notwithstanding anything set forth in Article 11 of the Lease, Tenant shall not, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, assign, sublease, transfer or encumber the Storage Space or grant any license, concession or other right of occupancy or permit the use of the Storage Space by any party other than Tenant.

     V.   Hazardous Materials.

          Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials except those used for general office purposes in the ordinary course of Tenant's business and in compliance with all applicable laws, and except for samples of pharmaceuticals and other products stored and disposed of in compliance with all applicable laws and regulations. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances of materials, nor allow to be brought into the Project any such materials or substances except to use for general office purposes in the ordinary course of Tenant's business, and except for samples of pharmaceuticals and other products stored and disposed of in compliance with all applicable laws and regulations. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., any applicable state or local laws and the regulations adopted under these acts. If any governmental agency or lender (in its reasonable judgment) shall ever require testing to ascertain whether or not there has been any release of hazardous materials and such testing indicates that Tenant has violated any of the terms and conditions of this section, then, in addition to any other rights and remedies available hereunder or at law or in equity, the reasonable costs of such testing shall be reimbursed by Tenant to Landlord upon demand as additional charges. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the premises. In all events, except to the extent due to the negligence or willful misconduct of Landlord or its contractors or agents, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.


                               Exhibit E, Page 9

          IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST:

                                   LANDLORD:

                                   WRC SUNSET NORTH LLC, a
                                   Washington limited liability company

                                   By:  WRIGHT RUNSTAD
                                        ASSOCIATES LIMITED
                                        PARTNERSHIP, a Washington
                                        limited partnership, its Manager

                                        By:  WRIGHT RUNSTAD &
                                             COMPANY, a Washington
                                             corporation, its general partner


                                             By:________________________________
                                             Its:_______________________________


                                   EOP SUNSET NORTH, L.L.C., a
                                   Delaware limited liability company, its
                                   manager

                                   By:  EOP OPERATING LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership, its sole member

                                        By:  EQUITY OFFICE
                                             PROPERTIES TRUST, a
                                             Maryland real estate investment
                                             trust, its managing general
                                             partner


                                             By:________________________________
                                             Its:_______________________________


                               Exhibit E, Page 10

                                         TENANT:

                                         drugstore.com, inc.,
                                         a Delaware corporation


                                         By:________________________________
                                         Its:_______________________________



                               Exhibit E, Page 11

                                   EXHIBIT F

                            SUBORDINATION AGREEMENT
                                   (TENANT)



RETURN NAME AND ADDRESS:

WELLS FARGO BANK, NATIONAL ASSOCIATION
Real Estate Group, MAC 6101-121
1300 S.W. 5th Avenue, 12th Floor
Portland, OR  97201
Attn:  Mary Kathryn Long



     SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL,
                    ATTORNMENT AND NON-DISTURBANCE AGREEMENT


GRANTORS:                     (1) WRC SUNSET NORTH LLC; (2) DRUGSTORE.COM, INC.,
                              a Delaware corporation

GRANTEE:                      WELLS FARGO BANK, NATIONAL ASSOCIATION

LEGAL DESCRIPTION:            LOTS 6 THROUGH 10 AND AN UNDIVIDED INTEREST IN LOT
                              11 AND TRACT C OF SUNSET RIDGE I-90 CORPORATE
                              CAMPUS, VOLUME 154 OF PLATS, PAGES 77-80, KING
                              COUNTY, WASHINGTON

                              Additional legal description is on Exhibit A of this document.

ASSESSOR'S PROPERTY TAX       813530-0060-02
 PARCEL ACCOUNT NUMBER(S):    813530-0070-00
                              813530-0080-08
                              813530-0090-06
                              813530-0100-04
                              813530-0110-02
                              502880-0050-09

                                   Exhibit F

               SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE
                     ASSIGNMENT, ESTOPPEL, ATTORNMENT AND
                           NON-DISTURBANCE AGREEMENT
                           (Lease To Deed of Trust)


NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE DEED OF TRUST (DEFINED BELOW).


          THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT ("Agreement") is made _______________, 19___, by and between WRC SUNSET NORTH LLC, a Washington limited liability company ("Landlord"), DRUGSTORE.COM, INC., a Delaware corporation ("Tenant") and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                R E C I T A L S

          A. Pursuant to the terms and provisions of a lease dated _______________, 19___ ("Lease"), Landlord, as "Landlord", granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

          B. Landlord has executed, or proposes to execute, a deed of trust with absolute assignment of leases and rents, security agreement and fixture filing ("Deed of Trust") securing, among other things, a promissory note ("Note") in the principal sum of SIXTY EIGHT MILLION DOLLARS ($68,000,000), dated September 1, 1998, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein ("Loan").

          C. As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust.

          D. Landlord and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

          NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Landlord and Tenant hereby agree for the benefit of Lender as follows:

          1.   SUBORDINATION.  Landlord and Tenant hereby agree that:
               -------------

                               Exhibit F, Page 1

          1.1  Prior Lien.  The Deed of Trust securing the Note in favor of
               ----------
Lender, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

          1.2  Subordination.  Lender would not make the Loan without this
               -------------
agreement to subordinate; and

          1.3  Whole Agreement.  This Agreement shall be the whole agreement and
               ---------------
only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages,

          AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

          1.4  Use of Proceeds.  Lender, in making disbursements pursuant to the
               ---------------
Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

          1.5  Waiver, Relinquishment and Subordination.  Tenant intentionally
               ----------------------------------------
and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

          2.   ASSIGNMENT.  Tenant acknowledges and consents to the assignment
               ----------
of the Lease by Landlord in favor of Lender.

          3.   ESTOPPEL.  Tenant acknowledges and represents that:
               --------

          3.1  Lease Effective.  The Lease has been duly executed and delivered
               ---------------
by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

          3.2  No Default.  To the best of Tenant's knowledge, as of the date
               ----------
hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

                               Exhibit F, Page 2

          3.3  Entire Agreement.  The Lease constitutes the entire agreement
               ----------------
between Landlord and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease; and

          3.4  No Prepaid Rent.  No deposits or prepayments of rent have been
               ---------------
made in connection with the Lease, except as follows:  (if none, state "None")
_____________________.

          4.   ADDITIONAL AGREEMENTS.  Tenant covenants and agrees that, during
               ---------------------
all such times as Lender is the Beneficiary under the Deed of Trust:

          4.1  Modification, Termination and Cancellation.  Tenant will not
               ------------------------------------------
consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Landlord in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

          4.2  Notice of Default.  Tenant will notify Lender in writing
               -----------------
concurrently with any notice given to Landlord of any default by Landlord under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Landlord; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

          4.3  No Advance Rents.  Tenant will make no payments or prepayments of
               ----------------
rent more than one (1) month in advance of the time when the same become due under the Lease; and

          4.4  Assignment of Rents.  Upon receipt by Tenant of written notice
               -------------------
from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Landlord is in default under the Loan and/or the Deed of Trust.

          5.   ATTORNMENT.  Tenant agrees for the benefit of Lender (including
               ----------
for this purpose any transferee of Lender or any transferee of Landlord's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Deed of Trust) as follows:

          5.1  Payment of Rent.  Tenant shall pay to Lender all rental payments
               ---------------
required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

          5.2  Continuation of Performance.  Tenant shall be bound to Lender in
               ---------------------------
accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Landlord's interest in the Lease and giving written notice thereof to Tenant;

                               Exhibit F, Page 3

          5.3  No Offset.  Lender shall not be liable for, nor subject to, any
               ---------
offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease, nor for the return of any sums which Tenant may have paid to Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Lender; and

          5.4  Subsequent Transfer.  If Lender, by succeeding to the interest of
               -------------------
Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any further transfer of Landlord's interest by Lender, all of such obligations shall terminate as to Lender.

          6.   NON-DISTURBANCE.  In the event of a foreclosure under the Deed of
               ---------------
Trust, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease beyond any applicable notice and cure periods, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender: any right of first refusal with respect to the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.

          7.   MISCELLANEOUS.
               -------------

          7.1  Heirs, Successors, Assigns and Transferees.  The covenants herein
               ------------------------------------------
shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto; and

          7.2  Notices.  All notices or other communications required or
               -------
permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Landlord, Tenant or Lender appearing below:

               "LANDLORD"


               WRC SUNSET NORTH LLC
               c/o Wright Runstad & Company
               1191 Second Avenue, Suite 2000
               Seattle, Washington  98101
               Attn:  Jon F. Nordby

                               Exhibit F, Page 4

               With a copy to:

               EQUITY OFFICE PROPERTIES TRUST
               Two North Riverside Plaza, Suite 2200
               Chicago, Illinois  60606
               Attention:  Regional Counsel -- Western Region

               "LENDER"

               WELLS FARGO BANK, NATIONAL ASSOCIATION
               Real Estate Group, MAC 6101-121
               1300 S.W. 5th Avenue, 12th Floor
               Portland, OR  97201
               Attn:  Mary Kathryn Long
               Loan No:  2554

               "TENANT"

               ADDRESS

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement;

          7.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument;

          7.4  Remedies Cumulative.  All rights of Lender herein to collect
               -------------------
rents on behalf of Landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others;

          7.5  Paragraph Headings.  Paragraph headings in this Agreement are for
               ------------------
convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof; and

          7.6  INCORPORATION.  Exhibit A is attached hereto and incorporated
               -------------
herein by this reference.


                               Exhibit F, Page 5

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE LANDLORD TO OBTAIN A LOAN, THE PROCEEDS OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN THE IMPROVEMENT OF THE PROPERTY.

          IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

                                     "LANDLORD"


                                     WRC SUNSET NORTH LLC, a
                                     Washington limited liability company

                                     By:  WRIGHT RUNSTAD
                                          ASSOCIATES LIMITED
                                          PARTNERSHIP, a Washington
                                          limited partnership, its Manager

                                          By:  WRIGHT RUNSTAD &
                                               COMPANY, a Washington
                                               corporation, its general partner


                                               By:________________________
                                               Its:_______________________


                               Exhibit F, Page 6

                         By:  EOP SUNSET NORTH, L.L.C., a
                         Delaware limited liability company, its
                         manager

                         By:  EOP OPERATING LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership, its sole member

                              By:  EQUITY OFFICE
                                   PROPERTIES TRUST, a
                                   Maryland real estate investment
                                   trust, its managing general
                                   partner


                                   By:____________________________
                                   Its:___________________________


                         "LENDER"

                         WELLS FARGO BANK,
                         NATIONAL ASSOCIATION


                         By:______________________________________
                         Its:_____________________________________


                         "TENANT"

                         DRUGSTORE.COM, INC.,
                         a Delaware corporation


                         By:______________________________________
                         Its:_____________________________________


                               Exhibit F, Page 7

LANDLORD ACKNOWLEDGMENTS

STATE OF ___________   )
                       )  ss.
COUNTY OF __________   )

     On this the ______ day of _______________, 19___, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of Wright Runstad & Company, the general partner of Wright Runstad Associates Limited Partnership, a Member of WRC SUNSET NORTH LLC, a Washington limited liability company, the Landlord in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                             Notary Public:______________________________

                             Printed Name:_______________________________

                             Residing at:________________________________

                             My Commission expires:______________________


                               Exhibit F, Page 8

STATE OF _______________  )
                          )  ss.
COUNTY OF ______________  )


     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of Equity Office Properties Trust, the general partner of EOP Operating Limited Partnership, the sole member of EOP Sunset North, L.L.C., a Member of WRC SUNSET NORTH LLC, a Washington limited liability company, the Landlord in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                             Notary Public:______________________________

                             Printed Name:_______________________________

                             Residing at:________________________________

                             My Commission expires:______________________


                               Exhibit F, Page 9

LENDER ACKNOWLEDGMENT


STATE OF _______________  )
                          )  ss.
COUNTY OF ______________  )


     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of WELLS FARGO BANK, NATIONAL ASSOCIATION, the Lender in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                             Notary Public:______________________________

                             Printed Name:_______________________________

                             Residing at:________________________________

                             My Commission expires:______________________


                               Exhibit F, Page 10

TENANT ACKNOWLEDGMENT


STATE OF ___________    )
                        )  ss:
COUNTY OF __________    )


     On this the ______ day of _______________, 1999, before me a Notary Public duly authorized in and for said County in the State aforesaid to take acknowledgments personally appeared _________________________ known to me to be _______________ of DRUGSTORE.COM, INC., a Delaware corporation, the Tenant in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.


     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                             Notary Public:______________________________

                             Printed Name:_______________________________

                             Residing at:________________________________

                             My Commission expires:______________________


                               Exhibit F, Page 11

                                   EXHIBIT A
                                 Loan No. 2554


                            DESCRIPTION OF PROPERTY



EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance Agreement dated as of _______________, 19___, executed by WRC SUNSET NORTH LLC, a Washington limited liability company as "Landlord", DRUGSTORE.COM, INC., a Delaware corporation, as "Tenant", and WELLS FARGO BANK, NATIONAL ASSOCIATION, as "Lender".

All that certain real property located in the County of King, State of Washington, described as follows:

LOTS 6 THROUGH 10 OF SUNSET RIDGE I-90 CORPORATE CAMPUS, A BINDING SITE PLAN, AS PER PLAT RECORDED IN VOLUME 154 OF PLATS, PAGES 77 THROUGH 80, RECORDS OF KING COUNTY;

EXCEPT ANY PORTION CONVEYED FOR 139TH AVE. S.E., BY DEED RECORDED UNDER RECORDING NO. 9101280422;

TOGETHER WITH AN UNDIVIDED 60% INTEREST IN LOT 11 AND TRACT C OF SAID PLAT;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9601091040;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9107260572;

AND TOGETHER WITH THOSE CERTAIN EASEMENT RIGHTS AS DELINEATED IN INSTRUMENT RECORDED UNDER RECORDING NO. 9309292404;

SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON.


                               Exhibit A, Page 1

                                   EXHIBIT G

                          TENANT ESTOPPEL CERTIFICATE



Loan No. 2554


                             _______________, 19___


WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender")
Real Estate Group, MAC 6101-121
1300 S.W. 5th Avenue, 12th Floor
Portland, OR  97201


Attn:  Mary Kathryn Long

RE:    Lease dated _______________, 1999, and amended on _______________, 1999
       (the "Lease") by and between WRC SUNSET NORTH LLC, as Landlord ("Landlord") and DRUGSTORE.COM, as Tenant ("Tenant") with respect to certain premises (the "Leased Premises") located at the Northeast corner of 139th Avenue Southeast and Southeast 32nd Street, Bellevue, King County, Washington (the "Property"). The Leased Premises are comprised of ____________ square feet.

Gentlemen:

The undersigned hereby acknowledges that Landlord intends to encumber the Property with a deed of trust in favor of Lender. The undersigned further acknowledges the right of Landlord, Lender and any and all of Landlord's present and future lenders to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that any loan secured by any such deed of trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

Given the foregoing, the undersigned Tenant hereby certifies and represents unto Lender, its successors and assigns, with respect to the above described Lease, a true and correct copy of which is attached as Exhibit A hereto, as follows:

All space and improvements covered by the Lease have been completed and furnished to the satisfaction of Tenant, all conditions required under the Lease have been met, and Tenant has accepted and taken possession of and presently occupies the Leased Premises, consisting of approximately ____________ square feet.

                               Exhibit G, Page 1

The Lease is for a total term of ________ years, ________ months commencing _______________, 19___, and ending _______________, 19___, and has not been modified, altered or amended in any respect and contains the entire agreement between Landlord and Tenant, except as follows:
______________________________________________________ (list amendments and modifications other than those, if any, attached to and forming a part of the Lease as well as any verbal agreements, or write "None").

As of the date hereof, the annual minimum rent under the Lease is $_______________, subject to any escalation and/or percentage rent and/or common area maintenance charges, in accordance with the terms and provisions of the Lease.

No rent has been paid by Tenant in advance under the Lease except for $_______________, which amount represents rent for the period beginning _______________, 19___, and ending _______________, 19___, and Tenant has no current charge or claim of offset under said Lease or otherwise, against rents or other amounts due or to become due thereunder. No "discounts", "free rent" or "discounted rent" have been agreed to or are in effect except for
___________________________________________________________________________.

A Security Deposit of $_______________ has been made and is currently being held by Landlord.

Tenant has no claim against Landlord for any deposit or prepaid rent except as provided in Paragraphs 4 and 5 above.

The Landlord has satisfied all commitments, arrangements or understandings made to induce Tenant to enter into the Lease, and to Tenant's knowledge, after due inquiry, the Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default.

Tenant is not in any respect in default under the terms and provisions of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, would become such a default) and has not assigned, transferred or hypothecated its interest under the Lease, except as follows:
__________________________________________________________________.

Except as expressly provided in the Lease or in any amendment or supplement to the Lease, Tenant (i) does not have any right to renew or extend the term of the Lease; (ii) does not have any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building or premises of which the Leased Premises are a part; and (iii) does not have right, title, or interest with respect to the Leased Premises other than as Tenant under the Lease. There are no understandings, contracts, agreements, subleases, assignments, or commitments of any kind whatsoever with respect to the Lease or the Leased Premises except as expressly provided in the Lease or in any amendment or supplement to the Lease set forth in Paragraph 2 above, copies of which are attached hereto.

                               Exhibit G, Page 2

To Tenant's knowledge, after due inquiry, the Lease is in full force and effect and Tenant has no defenses, setoffs, or counterclaims against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transactions between Tenant and Landlord.

The current address to which all notices to Tenant as required under the Lease should be sent is:
_____________________________________________________________________________.


Dated:  _______________, 19___.



     ________________________________________
     "TENANT"

                               Exhibit G, Page 3